                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box: [_]

                                          [_] Confidential, for use of the
[_] Preliminary proxy statement               Commission Only as permitted by
                                              Rule 14a-6(e)(2)

[X] Definitive proxy statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Coldwater Creek Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                           [LOGO OF COLDWATER CREEK]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held July 10, 1999

To our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of COLDWATER CREEK INC. (the "Company") which will be held at the Company's corporate headquarters in Sandpoint, Idaho, at 1:00 p.m. Pacific Daylight Savings Time on July 10, 1999 for the following purposes:

  1.  To elect to the Board two directors;

  2. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 4, 2000; and

  3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  These matters are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on May 28, 1999 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

  Representation of at least a majority of the shares of Common Stock of Coldwater Creek Inc. entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

  Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                                  Very truly yours,

                                                  Dennis C. Pence

                                                  /s/ Dennis C. Pence

                                                  President and Chief
                                                  Executive Officer

Sandpoint, Idaho
May 28, 1999

              ONE COLDWATER CREEK DRIVE . SANDPOINT, IDAHO 83864

              Stockholders Should Read the Entire Proxy Statement
                  Carefully Prior to Returning Their Proxies

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                             COLDWATER CREEK INC.

                           To Be Held July 10, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of COLDWATER CREEK INC. ("Coldwater Creek" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 1:00 p.m. Pacific Daylight Savings Time on July 10, 1999 at the Company's corporate headquarters in Sandpoint, Idaho 83864 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about June 5, 1999.

                        VOTING RIGHTS AND SOLICITATION

  The close of business on May 28, 1999 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, 10,183,117 shares of the Company's common stock, $.01 par value per share (the "Common Stock") were issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one (1) vote for each share so held on the matters to be voted upon.

  Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to Coldwater Creek will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1--Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2--Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering to the Company at its principal executive office at One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person. Election of directors by stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstantions and broker non-votes.

  The entire cost of soliciting proxies will be borne by Coldwater Creek. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Coldwater Creek employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be considered at the 2000 Annual Meeting of Stockholders must be received by Coldwater Creek no later than February 6, 2000. The proposal must be mailed to the Company's principal executive offices, One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Dennis Pence, Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The members of the Board of Directors of Coldwater Creek are classified into three classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any other director is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for any nominee listed below. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

  The Company's Board of Directors recommends that stockholders vote FOR the nominees listed below.

Nominees to Board of Directors

                                                                              Class and Year
                                                                     Director in Which Term
Name                                Principal Occupation              Since    Will Expire   Age
----                                --------------------             -------- -------------- ---
Ann Pence............... Creative Director and Chairman of the         1988      Class I      49
                          Board of Directors of Coldwater Creek Inc.                2002
Curt Hecker............. President and Chief Executive Officer,        1995      Class I      38
                          Panhandle State Bank                                      2002

  Ann Pence co-founded the Company in 1984, and has served as its Creative Director since that time. Since its incorporation in 1988, she has also served as a Director and as the Chairman of the Board of Directors of the Company. Prior to co-founding Coldwater Creek, Mrs. Pence had an eleven year career in retail advertising, and was employed by Macy's California from 1974 to 1982 where her final position was Copy Director.

  Curt Hecker has served as a Director since August 1995 and is a member of the Audit Committee. Since August 1995, his principal occupation has been President and Chief Executive Officer of Panhandle State Bank in Sandpoint, Idaho. Prior to Mr. Hecker's employment with Panhandle State Bank, he served as Vice President of West One Bank (now US Bank) with which the Company once had its primary banking relationship.

Directors Not Standing for Election

  The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                                              Class and Year
                                                     Director in Which Term
           Name             Principal Occupation      Since    Will Expire   Age
           ----             --------------------     -------- -------------- ---
 Dennis C. Pence......... President, Chief             1988     Class III     49
                           Executive Officer,                      2000
                           Secretary and Vice
                           Chairman of the Board
                           of Directors of
                           Coldwater Creek Inc.
 Robert H. McCall........ President, McCall and        1994     Class III     53
                           Landwehr, P.A.                          2000
                           (Accounting Firm)
 Michelle Collins........ Managing Director of         1997      Class II     39
                           Svoboda, Collins L.L.C.                 2001
                           (Investment Banking
                           Firm)
 Duncan Highsmith........ President and Chief          1999      Class II     50
                           Executive Officer of                    2001
                           Highsmith Inc. (Direct
                           Marketer)

  Dennis Pence co-founded the Company in 1984, and has served as President, Chief Executive Officer and Vice-Chairman of the Board of Directors of the Company since its incorporation in 1988. Since July 1998, Mr. Pence has also served as Secretary. In April 1999, Mr. Pence was also appointed as President of the Company's newly-formed Internet Commerce Division. Prior to co-founding Coldwater Creek, Mr. Pence was employed by Sony Corp. of America from 1975 to 1983, where his final position was National Marketing Manager, Consumer Video Products.

  Robert H. McCall, a Certified Public Accountant, has served as a Director since 1994 and since February 1995 has served as Chairman of the Audit Committee and as a member of the Compensation Committee. Since 1981 he has been President of McCall & Landwehr, P.A., an accounting firm based in Hayden Lake, Idaho, which provided accounting, tax and auditing services to the Company from 1984 to 1993.

  Michelle Collins has served as a Director since September 1997. Since January 1998, she has served as Managing Director of Svoboda, Collins L.L.C. Previously thereto, Ms. Collins was a principal in the corporate finance department of William Blair & Company, L.L.C., overseeing the firm's specialty retail sector. During the Company's initial public offering of common shares in January 1997, Ms. Collins represented William Blair & Company as co-underwriter. Ms Collins joined William Blair & Company, L.L.C. as an associate in 1986 after obtaining a Masters in Business Administration from the Harvard Business School. Ms. Collins also serves as a director on the boards of CDW Computer Centers, Inc. and McWhorter Technologies, Inc.

  Duncan Highsmith has served as a Director since May 1999. Since 1987, Mr. Highsmith has served as President and Chief Executive Officer of Highsmith Inc., an international direct marketer of products to schools and libraries. Mr. Highsmith also serves as a director on the boards of a number of privately-held companies, including Highsmith Inc.

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of six meetings during fiscal 1998. Each director attended 100% of the meetings with the exception of Ann Pence who was unable to attend one meeting. The Audit Committee held a total of four meetings during fiscal 1998 for which there was 100% attendance. The Compensation Committee held three meetings during fiscal 1998 for which there was 100% attendance.

  The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the appointment of independent public accountants, reviewing and approving the scope of audit activities of the auditors, reviewing accounting practices and controls, performing independent director duties and reviewing audit results. The Audit Committee is composed of Robert H. McCall (Chairman) and Curt Hecker. The Compensation Committee is responsible for reviewing and establishing the compensation structure for the Company's officers and directors, including salary rates, participation in incentive compensation and benefit plans and other forms of compensation, and administering the Company's Employee Stock Purchase Plan and 1996 Stock Option/Stock Issuance Plan. The Compensation Committee is composed of Michelle Collins (Chairman) and Robert H. McCall.

                             DIRECTOR REMUNERATION

  Effective January 1, 1998, non-employee directors receive an annual retainer fee of $15,000. In addition, each non-employee director receives a fee of $1,500 for each regular Board of Directors meeting attended. Any non-employee director who serves as a committee chair also receives an annual retainer fee of $2,000, and any non-employee director who serves as a committee member receives an annual retainer fee of $1,500. In addition, each non-employee committee member receives a fee of $1,000 for each regular committee meeting attended.

  Directors are also reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings.

  Under the Automatic Option Grant Program of the Company's 1996 Stock Option/Stock Issuance Plan, each individual who first joins the Board of Directors as a non-employee director receives, at the time of his or her initial election or appointment, an option to purchase 13,376 shares of Common Stock at an exercise price per share equal to the fair market value per share of the Company's Common Stock on the option grant date. On the date of each annual stockholders meeting, each non-employee director who has served for at least six months and continues to serve at that meeting receives an automatic option grant for an additional 1,672 shares of Common Stock at an exercise price per share equal to the fair market value per share of such stock on the option grant date

  Each option granted under the Automatic Option Grant Program has a maximum term of ten (10) years measured from the option grant date, subject to earlier termination at the end of the two (2) year period measured from the date of the optionee's cessation of Board service. Each option is immediately exercisable for all the option shares. However, any shares purchased under the option are subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 13,376-share automatic option grant vest in a series of three (3) successive equal annual installments upon the optionee's completion of each year of Board service over the three (3)-year period measured from the option grant date. The shares subject to each annual 1,672-share grant vest upon the optionee's completion of one (1) year of Board service measured from the option grant date. Should the optionee cease to serve as a Board member, the optionee generally has until the earlier of (i) the two (2) year period following such cessation of service or (ii) the expiration of the option term in which to exercise the option for the number of shares that are vested at the time of such individual's cessation of Board service.

  The shares subject to each automatic option grant immediately vest in full upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more contested elections for Board membership.

  Pursuant to the Automatic Option Grant Program of the 1996 Stock Option/Stock Issuance Plan, each of Messrs. McCall, Hecker and Collins was granted an option to purchase 1,672 shares of the Company's Common Stock on July 11, 1998, at an exercise price of $27.00 per share.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1999 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each officer listed in the Summary Compensation Table of the section of this Proxy Statement entitled "Executive Compensation" and (iv) all current directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                                     Percentage
                                                          Shares     of Shares
                                                       Beneficially Beneficially
   Name and Address of Beneficial Owner                  Owned(1)      Owned
   ------------------------------------                ------------ ------------
   Dennis Pence(2)(3)................................   3,622,559      35.07%
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Ann Pence(2)(4)...................................   3,622,559      35.07%
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Robert H. McCall(5)...............................      20,053           *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Curt Hecker(5)....................................      21,535           *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Michelle Collins(6)...............................      15,048           *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Duncan Highsmith(7)...............................      13,376           *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Georgia Shonk-Simmons.............................         --            *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Donald Robson(8)..................................      76,738           *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   Tom Scott(9)......................................       7,700           *
    c/o Coldwater Creek Inc.
    One Coldwater Creek Drive
    Sandpoint, Idaho 83864
   All Directors and Executive Officers as a group (9
    persons)(10).....................................   7,399,568      71.64%

--------
  *  Less than one (1) percent

 (1) Percentage of ownership is based on 10,183,117 shares of Common Stock outstanding on April 30, 1999. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 30, 1999 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

 (2) Dennis and Ann Pence are husband and wife.

 (3) Includes (i) 99,537 shares of Coldwater Creek Common Stock held by the Dennis C. Pence Lead Annuity Trust and (ii) 129,275 shares of Coldwater Creek Common Stock held by the Aspenwood Supporting Foundation which were previously contributed by either Dennis C. Pence or the Dennis C. Pence Lead Annuity Trust.

 (4) Includes (i) 99,537 shares of Coldwater Creek Common Stock held by the Elizabeth Ann Pence Lead Annuity Trust and (ii) 129,275 shares of Coldwater Creek Common Stock held by the Aspenwood Supporting Foundation which were previously contributed by either Ann Pence or the Elizabeth Ann Pence Lead Annuity Trust.

 (5) Includes 16,720 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 1999.

 (6) Includes 15,048 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 1999.

 (7) Includes 13,376 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 1999.

 (8) Includes 75,238 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 1999.

 (9) Includes 7,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 1999.

(10) Includes 144,602 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 1999.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table sets forth certain information concerning compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for services rendered in their capacities to the Company and its subsidiary for the fiscal years ended February 27, 1999, February 28, 1998 and March 1, 1997. The persons named in the table are hereinafter referred to as the "Named Executive Officers."

                          Summary Compensation Table

                                                                   Long Term
                                  Annual Compensation             Compensation
                         ---------------------------------------- ------------
                                                                   Securities
                                                     Other Annual  Underlying   All Other
        Name and         Fiscal  Salary   Bonus      Compensation   Options    Compensation
  Principal Positions     Year    ($)      ($)          ($)(1)        (#)         ($)(2)
  -------------------    ------ -------- --------    ------------ ------------ ------------
Dennis Pence(3) ........  1998  $265,000 $117,130          --            --       $3,900
 President, Chief         1997   242,481  110,400          --            --        7,800
  Executive Officer,      1996   225,000   99,450          --            --        3,900
  Secretary and Vice
  Chairman of the Board

Ann Pence(3)............  1998   265,000  117,130          --            --        3,900
 Chairman of the          1997   242,481  110,400          --            --        7,800
  Board and               1996   225,000   99,450          --            --        3,900
  Creative Director

Georgia Shonk-Simmons...  1998   185,096  131,925(4)   $16,000        30,000         --
 Chief Merchant and       1997       --       --           --            --          --
  President of Catalog &  1996       --       --           --            --          --
  Retail Sales Division

Donald Robson...........  1998   190,000   64,592(5)       --         10,000       3,644
 Senior Vice President,   1997   171,654   58,650          --            --        9,750
 Chief Financial Officer  1996   160,000   49,920          --        100,317       4,442
 and Treasurer

Tom Scott...............  1998   183,600   75,092          --         20,000         --
 Senior Vice President,   1997    29,658   50,000(6)    32,000        30,000         --
  Chief Operations        1996       --       --           --            --          --
  Officer and Chief
  Information Officer

--------
(1) Represents relocation allowances awarded in connection with the Named Executive Officer's acceptance of employment with the Company.

(2) Represents matching contributions made by the Company to the Named Executive Officers accounts under the Company's 401(k) Plan.

(3) Compensation in this table does not include S-corporation distributions made to Mr. and Mrs. Pence prior to the initial public offering of the Company's Common Stock on January 29, 1997.

(4) Includes a signing bonus of $75,000.

(5) Includes $12,152 of imputed interest for fiscal 1998 on an outstanding key executive loan to Mr. Robson. See "Certain Relationships and Related Transactions" for further details.

(6) Includes a signing bonus of $50,000.

Stock Options

  The following table contains information concerning stock options granted to the Named Executive Officers during the fiscal year ended February 27, 1999. All grants were made under the Company's 1996 Stock Option/Stock Issuance Plan.

                    Options/SAR Grants in Last Fiscal Year

                                                    Individual Grants
                         ---------------------------------------------------------------------------
                          Number of        % of Total
                          Securities      Options/SARS   Exercise   Market
                          Underlying       Granted to     or Base  Price On                Grant
                         Options/SARS     Employees in     Price    Date of  Expiration Date Present
          Name            Granted (#)    Fiscal Year (%) ($/Sh)(1) Grant ($)    Date    Value ($)(2)
          ----           ------------    --------------- --------- --------- ---------- ------------
Dennis Pence............       --              --             --       --          --          --
Ann Pence...............       --              --             --       --          --          --
Georgia Shonk-Simmons...    30,000(3)(5)      10.7%       $ 12.00   $12.00    11/29/08    $262,785
Donald Robson...........    10,000(4)(5)       3.6%         12.00    12.00    11/29/08      87,595
Tom Scott...............    20,000(3)(5)       7.2%         12.00    12.00    11/29/08     175,190

--------
(1) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(2) The Company used the Black-Scholes model of option valuation to determine the grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value that an executive officer realizes, if any, depends on the market value of the Company's common stock at a future date and may be more or less than the amount calculated above. Estimated values under the Black-Scholes model are based on (i) an expected life of seven years; (ii) an interest rate that represents the interest rate on a similar maturity zero coupon, U.S. Treasury Strip; (iii) volatility calculated using daily stock prices for the Company since its January 1997 initial public offering through the respective grant date; and (iv) a zero future dividend yield.

(3) The option becomes exercisable for 25% of the shares upon the optionee's completion of each of the four years of service measured from the grant date.

(4) The option becomes exercisable for 20% of the shares upon the optionee's completion of each of the five years of service measured from the grant date.

(5) The options will become exercisable on an accelerated basis upon liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless the option is assumed by the surviving entity. In addition, the Compensation Committee of the Board of Directors may accelerate the vesting of the option in the event the optionee's service is involuntarily terminated within twelve months following such transaction. In addition, the Compensation Committee may provide for accelerated vesting in the event the optionee's service is involuntarily terminated within twelve months following either (i) a change in the composition of the Board of Directors over a period of three years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or (ii) a change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer.

Option Exercises and Holdings

  No options were exercised by the Named Executive Officers during the fiscal year ended February 27, 1999. The following table provides information with respect to the Named Executive Officers concerning unexercised options held as of February 27, 1999.

                       Fiscal Year-End Option Values(1)

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised    In-the-Money Options at
                               Options at FY-End (#)         FY-End ($)(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Dennis Pence................      --           --              --           --
Ann Pence...................      --           --              --           --
Georgia Shonk-Simmons.......      --        30,000             --   $      0.00
Donald Robson...............   50,158       60,158     $174,675.24  $174,675.24
Tom Scott...................    7,500       42,500     $      0.00  $      0.00

--------
(1) Based upon the market price of $10.0625 per share on February 27, 1999, determined on the basis of the closing selling price per share of the Common Stock on the Nasdaq National Market on that date, less the option exercise price payable per share.

Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors (the "Committee") has been composed of two non-employee directors: Michelle Collins and Robert McCall. During the fiscal year ended February 27, 1999, the Committee met three times. The Committee is responsible for determining the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer ("CEO"). The Compensation Committee also has the sole and exclusive authority to grant options to the Company's executive officers under the 1996 Stock Option/Stock Issuance Plan.

  The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options.

  The Committee determines the base salaries for executive officers based upon a review of salary surveys of similar companies performed for the Committee. The Committee may further adjust the salaries of such executive officers based upon the Company's financial performance during the previous year and upon each officer's performance against the objectives established for his or her area of responsibility in the previous year.

  Under the Company's executive bonus plan, executive officers may receive a certain percentage of their base salary in bonus payments, based on the Committee's subjective evaluation of the individual's performance. Further, the Committee seeks to balance the desire for immediate earnings and the longer term goal of enhancing shareholder value.

  In awarding stock options, the Committee considers a number of factors, including such executive officer's responsibilities and relative position in the Company, individual performance of such officer, any changes in such officer's responsibility and position, such officer's equity interest in the Company in the form of stock and options held by such individual, the extent to which existing stock options remain unvested and the total number of stock options to be awarded.

Compensation of Chief Executive Officer

  The Committee uses the same procedures described above for the other executive officers in setting the annual salary and bonus for Dennis Pence, the Company's CEO. The CEO's salary is determined based on factors such as the Company's achievement of corporate goals and comparisons with catalog companies as described above. The CEO's bonus is dependent upon the Company achieving such and the Committee's subjective evaluation of the CEO's performance. The Compensation Committee adjusted Mr. Pence's base salary for the fiscal year ended February 27, 1999 to maintain it at a competitive level when compared with base salary levels in effect for similarly situated chief executive officers. Mr. Pence received a bonus for the fiscal year ended February 27, 1999 in recognition of his development of the Coldwater management team, including directing their strategic, operational and financial goals; his oversight of the continued growth and expansion of Coldwater Creek, including the expansion of the company with its new Parkersburg distribution facility; and his achievement of certain financial goals as set by the Board of Directors. Mr. and Mrs. Pence have historically waived all rights to receive stock options and they intend to continue to do so in the future.

Compliance with Internal Revenue Code Section 162(m).

  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the fiscal year ended February 27, 1999 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the fiscal year ending March 4, 2000 will exceed that limit. The Company's 1996 Stock Option/Stock Issuance Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

  It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                FROM THE MEMBERS OF THE COMPENSATION COMMITTEE

                               Michelle Collins
                                 Robert McCall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As noted above, the Company's compensation committee has consisted of Ms. Collins and Mr. McCall. The Compensation Committee met three times during fiscal 1998. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

  The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the Nasdaq Composite Index and the peer group indicated below, during the period from February 3, 1997 through April 30, 1999.

                             [CHART APPEARS HERE]

                            2/03/97 2/28/97  3/31/97  4/30/97  5/31/97 6/30/97  7/31/97  8/31/97
  . Coldwater Creek Inc.     $100     $123     $ 93     $ 93    $113     $173     $178     $157
  v Peer Group               $100     $ 91     $ 95     $ 93    $106     $113     $114     $109
  o Nasdaq Composite Index   $100     $ 95     $ 88     $ 91    $102     $105     $116     $116



                            9/30/97 10/31/97 11/30/97 12/31/97 1/31/98 2/28/98  3/31/98  4/30/98
  . Coldwater Creek Inc.     $193     $193     $207     $225    $251     $277     $162     $132
  v Peer Group               $116     $110     $109     $111    $112     $125     $135     $134
  o Nasdaq Composite Index   $122     $116     $117     $115    $118     $129     $134     $136



                            5/31/98 6/30/98  7/31/98  8/31/98  9/30/98 10/31/98 11/30/98 12/31/98
  . Coldwater Creek Inc.     $152     $183     $132     $ 97    $127     $ 83     $ 80     $ 92
  v Peer Group               $127     $144     $130     $100    $ 86     $ 95     $111     $148
  o Nasdaq Composite Index   $129     $138     $136     $109    $124     $130     $143     $162



                            1/31/99 2/28/99  3/31/99  4/30/99
  . Coldwater Creek Inc.     $ 87     $ 67     $ 77     $ 98
  v Peer Group               $147     $143     $131     $147
  o Nasdaq Composite Index   $185     $168     $181     $185


  * $100 invested on February 3, 1997 in stock or index including reinvestment of dividends.

                                     Peer Group: Lands End, Inc.
                                                 Williams Sonoma, Inc.
                                                 Spiegel, Inc.
                                                 Lillian Vernon Corp.
                                                 DM Management Co.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Effective June 30, 1997, the Company established an Executive Loan Program under which the Company may make, at its sole discretion and with prior approvals from the Chief Executive Officer and the Board of Directors' Compensation Committee, secured long-term loans to key executives other than Mr. And Mrs. Pence. Each loan is secured by the executive's personal net assets, inclusive of all vested stock options in the Company, bears interest at three percent per annum, and becomes due and payable on the earlier of (i) the date ten days before the date on which the vested stock options serving as partial security expire or (ii) ninety days from the date on which the executive's employment with the Company terminates for any reason. At February 27, 1999, the Company had $1,376,000 in outstanding loans to fifteen key executives. Loans to Named Executive Officers in excess of $60,000 are as follows: Donald Robson, Senior Vice President and Chief Financial Officer-- $293,675. If material, compensation expense is recognized by the Company for the difference between the stated interest rate and the prevailing prime rate.

  The Company's principal shareholders, Dennis and Ann Pence, personally participate in a jet timeshare program. Mr. and Mrs. Pence have not assessed the Company for any portion of the costs incurred by them in connection with the capital equipment component of the program. Mr. and Mrs. Pence are reimbursed by the Company for the hourly usage charges and monthly maintenance fees incurred by them under the program in connection with flights by them and other corporate executives exclusively for official corporate business. These reimbursements totalled $531,421 during the fiscal year ended February 27, 1999. In addition to providing for a more efficient utilization of executive time, the Company has independently verified that the above reimbursements constituted a significant savings as compared to the costs which would have been incurred had the Company chartered comparable aircraft.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for fiscal year 1998 with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders, except for the following non-timely filings: Form 4s--Messrs. Robson (1), Scott (2), Saulino (1), Morgan (1) and Reed (1).

                                 ANNUAL REPORT

  The Annual Report of the Company for the fiscal year ended February 27, 1999 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this

Proxy Statement and is not considered proxy soliciting material. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Investor Relations Officer. Copies of the Company's various SEC reports, including its Annual Report Form 10-K, are available for immediate retrieval from the SEC's web site (www.sec.gov).

                                  PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP has served as independent public accountants for the Company since fiscal 1993. The Board of Directors has appointed Arthur Andersen LLP to serve in the same capacity for the current fiscal year and is asking stockholders to ratify the selection of Arthur Andersen LLP by the Board of Directors as independent public accountants. The affirmative vote of a majority of the shares presented and voting at the meeting is required to ratify the selection of Arthur Andersen LLP. In the event that stockholders fail to ratify the selection of Arthur Andersen LLP, the Board of Directors would reconsider such selection.

  A representative of Arthur Andersen LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of the stockholders.

  The Company's Board of Directors recommends that stockholders vote FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 4, 2000.

                                 OTHER MATTERS

  Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                            By Order of the Board of Directors,

                                                    /s/ Dennis Pence

                                                    Dennis Pence
                                                    Secretary

May 28, 1999
Sandpoint, Idaho

________________________________________________________________________________

                              COLDWATER CREEK INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 10, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on July 10, 1999 and the Proxy Statement and appoints Dennis C. Pence and Donald Robson, and each or either of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Coldwater Creek Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held
July 10, 1999 at 1:00 p.m. local time and at any adjournment or postponement thereof.

          (Continued and to be marked, dated and signed on other side)
________________________________________________________________________________

________________________________________________________________________________

  The Board of Directors recommends a vote FOR proposals Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified hereon. This Proxy will be voted FOR proposals Nos. 1 and 2 if no specification is made.

  1. Election of Directors          2. To ratify the
                                       appointment of Arthur
     Ann Pence                         Andersen LLP as
     Curt Hecker                       independent auditors of
                                       the Company for the
                                       fiscal year ending March 4,
                                       2000.


                                            Please sign exactly as your
                                            name(s) is (are) shown on the
                                            share certificate to which the
                                            Proxy applies. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as an attorney,
                                            executor, administrator, trustee,
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                            Signature: ________________________
                                            Date: _____________________________

 PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE

________________________________________________________________________________